SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON,  D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  October 15, 1998


                         RELIANT BUILDING PRODUCTS, INC.
               (Exact Name of Registrant as Specified in Charter)



           Delaware                    333-30699                    75-1364873
(State or Other Jurisdiction    (Commission  File Number)         IRS Employer
      of  Incorporation)                                   Identification No.)



3010 LBJ Freeway, Suite 400,  Dallas,  Texas                             75234
  (Address of Principal Executive Offices)                         (Zip  Code)


                                 (972) 919-1000
              (Registrant's telephone number, including area code)

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Item  5.    Other  Events.

Reliant Building Products, Inc. (the "Company") announced on October 15, 1998 the resignation of David G. Fiore, the Company's Chairman of the Board, President and Chief Executive Officer, effective immediately, and the appointment of Fred S. Grunewald as the Company's Chairman of the Board, President and Chief Executive Officer.

Mr. Grunewald has extensive experience in manufacturing and distribution as President and CEO of Overhead Door Corp., a $600 million Company, and as President of Rubbermaid's $1 billion Home Products Division. He also held a senior management position with Black & Decker where he led a profitable turnaround at the Household Products Division. Mr Grunewald began his career with General Electric Company assuming responsibilities in sales, marketing and product management.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              RELIANT  BUILDING  PRODUCTS,  INC.

Date:  October  19,  1998                     By:  /s/ Virgil D. Lowe
                                                   -----------------------------
                                                   Virgil  D.  Lowe,
                                                   Vice  President